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EXHIBIT 11.1  STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS


                          Software Artistry, Inc.
        Exhibit 11 -- Statement Re: Computation of Earnings Per Share (dollars in thousands, except per share amounts)

                                                                     Year Ended
                                                                     December 31,
                                                        -------------------------------------
                                                            1996         1995         1994
                                                         ----------   ----------   ----------
Primary:
    Average shares outstanding                            6,742,244    5,968,685    2,500,633
    Add common shares to be issued upon conversion
     of Series A Redeemable Preferred Stock                      --      210,121    1,144,688
    Net effect of dilutive stock options issued within
     one year of January 17, 1995 (date of filing of
     initial public offering) -- based on the treasury
     stock method using the higher of mid-point of
     the proposed offer price or actual market price             --      282,349      230,197
    Net effect of dilutive stock options not included
     above -- based on the modified treasury stock
     method using the average market price                  735,613      689,334      656,371
                                                         ----------   ----------   ----------
    Total                                                 7,477,857    7,150,489    4,531,889
                                                         ----------   ----------   ----------
                                                         ----------   ----------   ----------
    Net income                                           $    1,937   $    3,748   $    1,666
    Deduct dividends on Series B, C, and D
     Redeemable Preferred Stock                                  --          (31)        (166)
                                                         ----------   ----------   ----------
    Adjusted net income                                  $    1,937   $    3,717   $    1,500
                                                         ----------   ----------   ----------
                                                         ----------   ----------   ----------
    Per share amount                                     $     0.26   $     0.52   $     0.33
                                                         ----------   ----------   ----------
                                                         ----------   ----------   ----------
Fully diluted:
    Average shares outstanding                            6,742,244    5,968,685    2,500,633
    Add common shares to be issued upon conversion
     of Series A, B, and C Redeemable Preferred
     Stock                                                       --      453,456    2,470,321
    Net effect of dilutive stock options issued
     within one year of January 17, 1995 (date of
     filing of initial public offering) -- based
     on the treasury stock method using the higher
     of mid-point of the proposed offer price,
     actual market price, or period end market price             --      267,457      230,197
    Net effect of dilutive stock options not included
     above -- based on the modified treasury stock
     method using the period end market price               735,613      704,314      848,549
                                                         ----------   ----------   ----------
    Total                                                 7,477,857    7,393,912    6,049,700
                                                         ----------   ----------   ----------
                                                         ----------   ----------   ----------
    Net income                                           $    1,937   $    3,748   $    1,666
    Deduct dividends on Series D Redeemable
     Preferred Stock                                             --           (8)         (42)
                                                         ----------   ----------   ----------
    Adjusted net income                                  $    1,937   $    3,740   $    1,623
                                                         ----------   ----------   ----------
                                                         ----------   ----------   ----------
    Per share amount                                     $     0.26   $     0.51   $     0.27
                                                         ----------   ----------   ----------
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